Exhibit 21

COCA-COLA BOTTLING CO. CONSOLIDATED

LIST OF SUBSIDIARIES AS OF DECEMBER 28, 2014

Legal Name	State/Country & Date Inc/Organized	Owned by	Ownership %
CCBCC, Inc.	Delaware	Consolidated	100%
	12/20/93

CCBCC Operations, LLC	Delaware	Consolidated	100%
	10/15/2003

Chesapeake Treatment Company, LLC	North Carolina	Operations	100%
	6/5/95

Coca-Cola Ventures, Inc.	Delaware	Consolidated	100%
	6/17/93

Consolidated Beverage Co.	Delaware	Consolidated	100%
	1/8/97

Consolidated Real Estate Group, LLC	North Carolina	Consolidated	100%
	01/04/2000

BYB Brands, Inc.	North Carolina	Consolidated	100%
	03/08/2006

Data Ventures, Inc.	North Carolina	Consolidated	100%
	09/25/2006

Heath Oil Co., Inc.	South Carolina	Operations	100%
	9/9/86

TXN, Inc.	Delaware	Data Ventures Inc.	100%
	01/03/90

Tennessee Soft Drink Production Company	Tennessee	Operations	100%
	12/22/88

Piedmont Coca-Cola Bottling Partnership	Delaware	CC Ventures	77.326%
	07/02/93

CCBC of Wilmington, Inc.	Delaware	Piedmont	100%
	06/17/93

Swift Water Logistics, Inc.	North Carolina	Consolidated	100%
	04/24/2006

Data Ventures Europe BV	Netherlands	Data Ventures Inc.	100%
	01/23/2007

Equipment Reutilization Solutions, LLC	North Carolina	Operations	100%
	04/12/2010

Red Classic Services, LLC	North Carolina	Consolidated	100%
	11/19/2010

COCA-COLA BOTTLING CO. CONSOLIDATED

LIST OF SUBSIDIARIES AS OF DECEMBER 28, 2014

Legal Name	State/Country & Date Inc/Organized	Owned by	Ownership %
Red Classic Equipment, LLC	North Carolina	Red Classic Services	100%
	11/19/2010

Red Classic Transportation Services, LLC	North Carolina	Red Classic Services	100%
	11/19/2010

Red Classic Transit, LLC	North Carolina	Red Classic Transportation	100%
	11/19/2010

Red Classic Contractor, LLC	North Carolina	Red Classic Transportation	100%
	11/19/2010